Exhibit 99.3

GENTEX CORPORATION
 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine months Ended September 30, 2013
(Dollars in thousands, except per share amounts)

	Gentex	JCI HomeLink	Proforma Adjustments (1)		Combined

NET SALES	$845,094	$112,269	$(12,813)	(a)	$944,550

COST OF GOODS SOLD	543,056	45,653	(4,908)	(b)	583,801

Gross profit	302,038	66,616	(7,905)		360,749

OPERATING EXPENSES:
Engineering, research and development	56,654	—	3,825	(c)	60,479
Selling, general and administrative	36,278	7,894	(2,119)	(d)	42,053

Total operating expenses	92,932	7,894	1,706		102,532

Income from operations	209,106	58,722	(9,611)		258,217

OTHER INCOME (EXPENSE):
Investment income	1,595	—	—		1,595
Interest Expense	—	—	(2,593)	(e)	(2,593)
Other, net	13,225	—	—		13,225

Total other income (expense)	14,820	—	(2,593)		12,227

Income before provision for income taxes	223,926	58,722	(12,204)		270,444

PROVISION FOR INCOME TAXES	70,877	20,042	(4,271)	(f)	86,647

NET INCOME	$153,049	$38,680	$(7,933)		$183,797

EARNINGS PER SHARE:
Basic	$1.07	$0.27	$(0.06)		$1.28
Diluted	$1.06	$0.27	$(0.06)		$1.28

WEIGHTED AVERAGE SHARES:
Basic	143,160	143,160	143,160		143,160
Diluted	143,816	143,816	143,816		143,816

(1) See Note 3. Pro Forma Adjustments of the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Exhibit 99.3

GENTEX CORPORATION
 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2012
(Dollars in thousands, except per share amounts)

	Gentex	JCI HomeLink	Proforma Adjustments(1)		Combined

NET SALES	$1,099,560	$143,191	(26,742)	(a)	$1,216,009

COST OF GOODS SOLD	726,741	56,597	(15,737)	(b)	767,601

Gross profit	372,819	86,594	(11,005)		448,408

OPERATING EXPENSES:
Engineering, research and development	85,004	—	4,700	(c)	89,704
Selling, general and administrative	48,360	10,678	1,103	(d)	60,141
Litigation Settlement	5,000	—	—		5,000

Total operating expenses	138,364	10,678	5,803		154,845

Income from operations	234,455	75,916	(16,808)		293,563

OTHER INCOME (EXPENSE):
Investment income	5,307	—	—		5,307
Interest Expense	—	—	(3,457)	(e)	(3,457)
Other, net	9,863	—	—		9,863

Total other income (expense)	15,170	—	(3,457)		11,713

Income before provision for income taxes	249,625	75,916	(20,265)		305,276

PROVISION FOR INCOME TAXES	81,039	26,307	(7,093)	(f)	100,253

NET INCOME	$168,586	$49,609	$(13,172)		$205,023

EARNINGS PER SHARE:
Basic	$1.18	$0.35	$(0.09)		$1.43
Diluted	$1.17	$0.34	$(0.09)		$1.42

WEIGHTED AVERAGE SHARES:
Basic	143,097	143,097	143,097		143,097
Diluted	143,968	143,968	143,968		143,968

(1) See Note 3. Pro Forma Adjustments of the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Exhibit 99.3

GENTEX CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Dollars in thousands, unless otherwise noted)

NOTE 1. BACKGROUND AND DESCRIPTION OF TRANSACTION

On September 27, 2013, the Company completed its previously announced acquisition of certain assets and liabilities of Johnson Controls, Inc. (the “Seller”) related to the Seller’s wireless vehicle/home communication HomeLink® business (the “Business”). Prior to the above-described acquisition, the Seller supplied HomeLink products and was a licensor of HomeLink to the Company, which allowed for incorporation into the Company’s rearview mirror products, that are installed in automobiles. The aggregate purchase price for the Business (the “Purchase Price”) paid at the closing was approximately $700 million, subject to adjustments as provided in the Asset Purchase Agreement, by and between the Company and the Seller, dated July 18, 2013.

The HomeLink acquisition was done to secure the Company’s current customers and product offerings in HomeLink mirrors and to enable and expand its capabilities beyond the mirror. Even prior to the acquisition the Company offered HomeLink mirrors as part of its existing product portfolio. HomeLink mirror products have been sold by the Company in the marketplace for over 10 years, where the Company was previously a licensee of the technology. There is significant value in the HomeLink brand, including consumer awareness when shopping for new automobiles equipped with the feature. The acquisition enables the Company to continue its long history of development and growth of the Homelink mirror based products, as well as to add HomeLink products that are not based in the mirror. The Company believes it will be able to apply its expertise in electronics manufacturing to enhance even further the quality and reliability of the HomeLink products. As of the closing date of the Acquisition, the liability of the various defined benefit plans which were disclosed in Exhibit 99.2, Footnote 1 - “Pension and Postretirement Benefits”, will remain with the Seller, and in the future, the employees that were acquired with the Business will have the ability to participate the in the Company’s defined contribution plan, consistent with other employees of the Company.

NOTE 2. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2012 and for nine months ended September 30, 2013 are based on the historical financial statements of the Company and the carve-out financial statements of the HomeLink business of Johnson Controls, Inc. ("Seller"). The HomeLink financial statements were carved-out from Johnson Controls,Inc. For additional information regarding the carve-out basis of presentation of the HomeLink financial statements, refer to the audited financial statements of HomeLink as of September 27, 2013, September 30, 2012 and 2011 which are included as Exhibit 99.2 of this Form 8-K/A. Certain amounts have been reclassified from the HomeLink financial statements to conform to the Company’s presentation.

The Acquisition was accounted for using the acquisition method in accordance with Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (“ASC 805”). Under the acquisition method of accounting, the Company allocates the purchase price of a business acquisition based on the fair value of the identifiable tangible and intangible assets. The difference between the total cost of the acquisition and the sum of the fair values of the acquired tangible and identifiable intangible assets less liabilities has been recorded as goodwill.

Management preliminarily assigned fair values to the identifiable intangible assets through a combination of the relief from royalty and the excess earnings methods.The allocation of the purchase price above is considered preliminary and was based upon valuation information available and estimates and assumptions made as of September 30, 2013. The Company is still in the process of verifying data and finalizing information related to the valuation and recording of identifiable intangible assets, net working capital,and the resulting effects on the amount of recorded goodwill. The Company expects to finalize these matters within the measurement period, which is currently expected to remain open through the first quarter of calendar 2014.

The unaudited pro forma condensed consolidated statement of income for nine month periods ended September 30, 2013 and year ended December 31, 2012 include pro-forma adjustments to reflect the effect of the acquisition as if it had occurred on January 1, 2012.  The pro forma condensed consolidated statement of income for nine month period ended September 30, 2013 is derived by combining the Company’s unaudited consolidated statement of income for the nine months ended September 30, 2013 with the HomeLink Business’ unaudited statement of income for the nine month period beginning January 1, 2013 through September 30, 2013. The pro forma condensed consolidated statement of income for the year ended December 31, 2012 is derived by combining the Company’s audited consolidated statement of income for the year ended December 31, 2012 with the HomeLink Business’ audited combined statement of income for the fiscal year ended September 27, 2013. The Company’s consolidated statement of operations is derived from our audited financial statements for the year ended December 31, 2012 included in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “Commission”) on February 20 , 2013. The HomeLink Business’ audited condensed combined statements of income are part of the condensed combined carve-out financial statements for the HomeLink Business included or incorporated by reference into this Current Report on Form 8-K/A. Certain amounts from the historical carve-out financial statements of the HomeLink Business have been reclassified to conform to the Company’s presentation.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to represent what the Company’s results of operations would actually have been had the Acquisition occurred on the assumed dates or that may be attained in the future.

NOTE 3. PRO FORMA ADJUSTMENTS

(a)     To adjust for sales of HomeLink modules from the Seller to the Company recorded on the Seller's books. For further information on intercompany transactions see Exhibit 99.2, Footnote 7.

(b)    Cost of Goods Sold Adjustments

Pro Forma Adjustment	9 months ended September 30, 2013	Year ended December 31, 2012
To adjust for for HomeLink modules purchased from Seller and related finished good inventory timing adjustments.	(14,250)	(28,086)
To adjust for royalty expense recorded on the Company books which were payable to the Seller.	(25,323)	(29,903)
To adjust for previously recorded HomeLink agreements on the Company books that were being amortized over their remaining life.	(420)	(177)
To adjust for royalty expense classified as S,G&A expense on Seller's books, to conform with Company presentation. (1)	24,675	28,400
To adjust for Depreciation expense step up based on fair values.(2)	36	195
To adjust for amortization of acquired HomeLink Technology Asset ($166,000 Fair value, amortized over 12 years).	10,375	13,833
Total Cost of Goods Sold Adjustments	(4,908)	(15,737)

(1) Historically, the Seller included Royalty expenses as part of Selling, General & Administrative expenses (Exhibit 99.2, fn 4, fn 7) while the Company historically has included these costs as part of Cost of Goods Sold. The reclassification is made to conform the Seller's presentation to the Company's presentation.

(2) Pro Forma Depreciation Expense

	9 months ended September 30, 2013	Year ended December 31, 2012
Real Property ($1,060 fair value, depreciated over 30 years)	27	35
Personal Property ($4,431 fair value, depreciated over 5 years)	660	880
Less: Seller deprecation reported	(651)	(720)
Total Depreciation Adjustments	36	195

(c)     Historically, the Seller included Research & Development costs as part of Selling, General & Administrative expenses (Exhibit 99.2, footnote 1) while the Company discloses Engineering, Research & Development separately on the income statement. The reclassification is made to conform the Seller's presentation to the Company’s presentation.

(d)    Selling, General & Administrative adjustments:

Adjustment	9 months ended September 30, 2013	Year ended December 31, 2012
To adjust for royalty income recorded on the Seller's books which were receivable from the Company.	25,323	29,903
To adjust for royalty expense classified as S,G&A expense on Seller's books, to conform with Company presentation. (1)	(24,675)	(28,400)
To adjust for Engineering, Research & Development expenses included on Seller's books as Selling, General & Administrative expenses. (2)	(3,825)	(4,700)
To adjust for amortization of acquired Existing Customer Platform Asset. ($43,000 fair value, amortized over 10 years)	3,225	4,300
To adjust for acquisition costs included on the Company books, since these costs are non-recurring and directly attributable to the acquisition.	(2,167)	—
Total S, G&A Adjustments	(2,119)	1,103
(1) Historically, the Seller included Royalty expenses as part of Selling, General & Administrative expenses (Exhibit 99.2, fn 4, fn 7) while the Company historically has included these costs as part of Cost of Goods Sold. The reclassification is made to conform the Seller's presentation to the Company's presentation.

(2) Historically, the Seller included Research & Development costs as part of Selling, General & Administrative expenses (Exhibit 99.2, fn 1) while the Company discloses Engineering, Research & Development separately on the income statement. The reclassification is made to conform the Seller's presentation to the Company’s presentation.

(e)    To record interest expense on the approximate $275 million of debt incurred, which had an average effective interest rate of 1.18% for the year ended December 31, 2012 and for the nine months ended September 30, 2013 based upon the rate in effect at the acquisition date. A one-eighth percent hypothetical change in the interest rate would have increased or decreased pro forma interest expense by $0.26 million and $0.34 million during the nine months ended September 30, 2013 and year ended December 31, 2012, respectively. This adjustment also includes the amortization of debt issue costs of $1.0 million incurred in connection with the borrowings, amortized over the life of the debt agreement, which was approximately 60 months as of September 30, 2013. The interest that the Company will ultimately pay on the borrowings under our bank credit facility could vary from what is assumed in the unaudited pro forma condensed combined financial information and will depend on the actual timing and amount of borrowings and repayments, and changes in the variable interest rate, among other factors.

(f)    To adjust the tax provision to reflect the aggregate pro forma change increase in earnings before income taxes at the statutory tax rate of 35%.